WONDER AUTO TECHNOLOGY REPORTS RECORD FINANCIAL RESULTS
FOR THE FIRST QUARTER OF 2008

JINZHOU CITY, China, May 14. 2008, -- Wonder Auto Technology, Inc. (Nasdaq: WATG) ("Wonder Auto" or the "Company"), a leading manufacturer of automotive electrical and suspension parts in China, today announced record financial results for the first quarter ended March 31, 2008.

Q1 Highlights
– Sales revenue increased 44.3% year-over-year to a record US$31.1 million
– Gross profit rose 53.8% year-over-year to a record US$8.2 million
– Net income increased 46.9% year-over-year to US$4.0 million
– Export sales increased to 16.3% of total revenue
– EPS rose 36.4% over same period last year to US$0.15.

First quarter sales revenue increased to a record US$31.1 million, a 44.3% increase from the 2007 first quarter revenue of US$21.6 million. Sales revenue increase was primarily due to the increased demand of our alternators and starters products in China and increased export sales that reached US$5.1 million in the first quarter of 2008, constituting 16.3% of our total sales revenue, a significant increase from 4.8% of total sales revenue in the same quarter last year. A major portion of the export increase was derived from the inclusion of approximately US$4.5 million of suspension part sales from Jinzhou Wanyou, which we acquired in April 2007. The Chinese automotive market, especially the market for small engine automobiles, continued to demonstrate solid growth in the first quarter of 2008 due in part to favorable new government regulations and tax laws which encourage use of low-emission vehicles. Such growing market benefited the sales of the Company’s diverse line of alternators and starters. In addition, the Company’s sales growth also benefited from the increased penetration of the growing mid-sized vehicle market, where rising middle class population in China increased their car ownership.

2008 first quarter gross profit increased 53.8% to a record US$8.2 million from a gross profit of US$5.3 million in the first quarter last year. Gross margin was 26.3% in the 2008 first quarter compared with 24.6% for the same period last year. This gross margin increase was mainly due to economies-of-scale and change of product mix. In the first quarter of 2008, we sold a greater number of more profitable, larger displacement alternators and starters, and higher-margin rods and shafts manufactured by Jinzhou Wanyou which contributed approximately 14% of the total sales revenue. Additionally, improved technology allowed us to reduce raw material and component consumption per unit of production.

Operating expenses for the first quarter of 2008 were US$2.4 million as compared to US$1.6 million in the same period of 2007, reflecting a 53.2% increase, primarily because of the consolidation of Jinzhou Wanyou, Jinzhou Hanhua and Jinzhou Karham during the first quarter, and the increased professional expenses of being a public company after the Company moved to the Nasdaq Global Market. Due to the acquisition of Jinzhou Hanhua and Jinzhou Karham, the Company absorbed more administrative costs without a rise in sales revenue as both acquired companies are suppliers to Wonder Auto. Higher selling expenses during the first quarter were also primarily related to the acquisitions, but remained at approximately the same percentage of revenue in both the 2008 and 2007 first quarters. Research and development costs increased US$114,111, or 43.3%, to US$377,557 for the three months ended March 31, 2008 from US$263,446 for the same period in 2007. As a percentage of sales revenue, research and development costs remained at 1.2% for the three months ended March 31, 2008. The Company expects to increase the amount of investments in research and development as revenues increase and will maintain the ratio of research and development costs to total sales revenue at approximately 1%.

First quarter 2008 net income increased 46.9% to US$4.0 million from US$2.7 million in the same quarter of 2007. Fully diluted earnings per share for the first quarter were US$0.15 versus US$0.11 in the same period of 2007. As of March 31, 2008, the total shares outstanding on a diluted basis were 26,959,994 shares, as compared to 23,959,994 diluted shares outstanding in the same quarter of 2007.

“We are excited with another strong quarter, as we outperformed the market once again. Our top customer Shenyang Dongan Engines experienced strong growth in the first quarter, as their main customers, Chinese national automakers, continued to expand market share in Chinese domestic market. Apart from our operating achievements and profit returns to our shareholders, our export sales increased remarkably during the quarter, with significant growth in Asia, North America and South America which validates our ability to enter key global markets,'' said Chairman and CEO, Mr. Qingjie Zhao.

Financial Condition

As of March 31, 2008, Wonder Auto had US$24.7 million in cash and cash equivalents (including US$6.7 million restricted cash), a current ratio of 2.4 to 1, working capital of US$56.8 million and US$19.4 million long-term debt. Shareholders' equity increased to US$84.6 million. On December 11, 2007, Wonder Auto announced the completion of a private placement of 3 million shares raising gross proceeds of almost US$26 million.

Events Overview

On January 1, 2008, the Company acquired a 50% equity interest in Jinzhou Hanhua, a manufacturer of armatures for automotive starters for a total cash consideration of US$4.1 million.

On February 19, 2008, Wonder Auto acquired a 65% equity interest in Jinzhou Karham at a cash consideration of US$820,000. Jinzhou Karham manufactures, markets and sells carbon brushes and other components for automotive starters.

On March 19, 2008, Wonder Auto announced that through its subsidiary, Jinzhou Halla Electrical Equipment Co., Ltd, it developed a total of 12 new models of starters and alternators for vehicle engines ranging from 1.2 to 2.5 liter displacement. These new models were generated from previous joint development programs with customers beginning in 2007, and these new models were custom-designed to serve the fast-growing automobile market in China.

On March 26, 2008, Wonder Auto announced that its subsidiary, Jinzhou Halla Electrical Equipment Co., Ltd., entered into a 4-year supply agreement and received supply orders for its starter and alternator products from a major North American OEM automotive manufacturer. Shipments from these orders are expected to begin in June 2009 with an even number of units shipped each year through June 2013. Units will be delivered to the customer's facility in North America. The total value of the contracts is in excess of US$13.5 million.

“Acquiring Jinzhou Hanhua and Jinzhou Karham is part of our strategic plan to control the supply of key components and costs, which enhances our competitive position,” commented Mr. Zhao.

Business Outlook

Wonder Auto’s management re-affirms that 2008’s anticipated total sales revenue could exceed US$140 million with over US$20 million in net income.

Conference Call

The Company will host a conference call, to be simultaneously Webcast today at 8:30 a.m. Eastern Standard Time / 8:30 p.m. Beijing Time. A question and answer session will follow the management presentation. Mr. Qingjie Zhao (Chairman & CEO), Mr. Ryan Yuan (CFO), Miss Lydia Zhao (assistant CFO) and Mr. Yuechun Xie (Investor Relations Manager) will be the primary speakers for the call.

To participate, please call the following numbers ten minutes before the call start time:
Phone Number + 1 (877) 407-9210 (North America)
Phone Number + 1 (201) 689-8049 (International)

A live Webcast of the conference call will be available on the Investor Relations page of Wonder Auto's web site at http://www.watg.cn. Please visit the Web site at least 15 minutes early to register for the Webcast and download any necessary audio software.

A replay of the call will be available through Wednesday, May 28, 2008, at 11:59 p.m. Eastern Standard Time/11:59 a.m. Beijing Time, May 29. For the replay, please call:

Phone Number +1 (877) 660-6853 (North America)
Phone Number +1 (201) 612-7415 (International)
Account Number: 286
Conference ID Number: 284443

About Wonder Auto

Based in Jinzhou City, Liaoning, China, Wonder Auto Technology, Inc., through its Chinese subsidiaries, designs, develops, manufactures and sells automotive electrical parts and suspension products. Wonder Auto was ranked second in sales revenue in the China market for automotive alternator and starter in 2006. With respective 5 different series and over 150 models of alternators, 70 models of starters and various suspension related parts, the Company supplies to a wide range of automakers, engine producers and auto parts suppliers both in domestic China and overseas. Wonder Auto's main customers include Beijing Hyundai Motor Company, Shenyang Aerospace Mitsubishi Motors Engine Manufacturing Co. Ltd., Harbin Dongan Automotive Engine Manufacturing Co., Ltd., and Tianjin FAW Xiali Automotive Co., Ltd. For more information, please log on to http://www.watg.cn .

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, those concerning our business outlook and expected income from newly executed agreements as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results of the Company to differ materially from those anticipated, expressed or implied in the forward-looking statements. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those anticipated include risks related to new and existing products, product defects and any related product recall; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in China; any statements of belief or intention; any of the factors and risks mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2007 and any subsequent SEC filings. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

Wonder Auto Technology, Inc.
Condensed Consolidated Statements of Income and Comprehensive Income
For the three months ended March 31, 2008 and 2007
(Unaudited)
(Stated in US Dollars)

	Three months ended
	March 31
	2008	2007

Net sales	$31,116,707	$21,566,796
Cost of sales	(22,943,936)	(16,251,790)

Gross profit	8,172,771	5,315,006

Operating expenses
Administrative expenses	1,338,373	666,566
Research and development costs	377,557	263,446
Selling expenses	707,857	651,616

	2,423,787	1,581,628

Income from operations	5,748,984	3,733,378
Interest income	112,470	16,709
Other income	105,063	23,795
Finance costs	(1,066,172)	(419,392)
Equity in net income of an unconsolidated affiliate	-	34,147

Income before income taxes	4,900,345	3,388,637
Income taxes	(430,817)	(466,814)
Minority interests	(483,745)	(209,371)

Net income	$3,985,783	$2,712,452

Other comprehensive income
Foreign currency translation adjustments	2,188,902	367,329

Total comprehensive income	$6,174,685	$3,079,781

Earnings per share: basic and diluted	$0.15	$0.11

Weighted average number of shares outstanding:
basic and diluted	26,959,994	23,959,994

Wonder Auto Technology, Inc.
Condensed Consolidated Balance Sheets
As of March 31, 2008 and December 31, 2007
(Stated in US Dollars)

	March 31,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$17,975,619	$26,102,993
Restricted cash	6,695,984	8,613,262
Trade receivables (net of allowance of doubtful accounts
of $67,728 in 2008 and $37,071 in 2007)	39,921,553	38,124,411
Bills receivable	12,367,209	11,766,478
Advances to staff	328,202	314,964
Other receivables, prepayments and deposits	2,665,097	1,320,483
Inventory	17,452,766	12,634,786
Amount due from a related company	77,374	74,822
Deferred taxes	204,673	307,338

Total current assets	97,688,477	99,259,537
Intangible assets	17,916,589	16,873,051
Property, plant and equipment, net	29,758,214	22,516,900
Land use right	2,799,359	1,235,029
Deposit for acquisition of property, plant and equipment	1,995,922	2,072,458
Deferred taxes	658,355	439,760

TOTAL ASSETS	$150,816,916	$142,396,735

Wonder Auto Technology, Inc.
Condensed Consolidated Balance Sheets (Cont’d)
As of March 31, 2008 and December 31, 2007
(Stated in US Dollars)

	March 31,	December 31,
	2008	2007
	(Unaudited)	(Audited)
LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Trade payables	$18,354,432	$12,726,989
Bills payable	10,567,200	15,903,600
Other payables and accrued expenses	3,198,440	2,413,140
Provision for warranty	1,258,448	1,124,655
Income tax payable	547,964	666,589
Secured short-term bank loans	6,940,473	10,282,500

Total current liabilities	40,866,957	43,117,473

Secured long-term bank loans	19,359,606	17,622,186

TOTAL LIABILITIES	60,226,563	60,739,659

COMMITMENTS AND CONTINGENCIES

MINORITY INTERESTS	5,973,275	3,214,683

STOCKHOLDERS’ EQUITY
Preferred stock: par value $0.0001 per share; authorized
10,000,000 shares, none issued and outstanding	-	-
Common stock: par value $0.0001 per share; authorized
90,000,000 shares, issued and outstanding 26,959,994
shares in 2008 and 2007	2,696	2,696
Additional paid-in capital	44,870,304	44,870,304
Statutory and other reserves	4,857,660	4,857,660
Accumulated other comprehensive income	6,610,934	4,422,032
Retained earnings	28,275,484	24,289,701

TOTAL STOCKHOLDERS’ EQUITY	84,617,078	78,442,393

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$150,816,916	$142,396,735

Wonder Auto Technology, Inc.
Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2008 and 2007
(Unaudited)
(Stated in US Dollars)

	Three months ended March 31
	2008	2007

Cash flows from operating activities
Net income	$3,985,783	$2,712,452
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation	721,576	445,132
Amortization of intangible assets and land use right	34,476	13,158
Deferred taxes	(85,579)	7,454
Provision for doubtful debts	28,504	5,533
Provision (recovery) of obsolete inventory	89,171	(22,720)
Equity in net income of an unconsolidated affiliate	-	(34,147)
Minority interests	483,745	209,371
Exchange loss on translating of monetary assets and	480,381	-
Liabilities
Loss on disposal of property, plant and equipment	(1,205)	-
Changes in operating assets and liabilities:
Trade receivables	162,770	(1,102,316)
Bills receivable	1,738,842	(4,951,887)
Other receivables, prepayments and deposits	(116,494)	(225,679)
Advances to staff	(140)	37,742
Inventory	(3,470,261)	(1,677,966)
Trade payables	4,514,176	2,673,792
Bills payable	(5,896,500)	(1,988,059)
Amount due to an unconsolidated affiliate	-	62,029
Amount due from a related company	547	-
Other payables and accrued expenses	(1,823,881)	104,787
Provision for warranty	85,207	(78,866)
Income tax payable	(143,264)	43,200

Net cash flows provided by (used in) operating activities	787,854	(3,766,990)

	Three months ended March 31
	2008	2007

Cash flows from investing activities
Payment to acquire intangible assets	(4,152)	-
Payments to acquire and for deposit for acquisition of
property, plant and equipment	(2,942,933)	(1,932,319)
Proceeds from sales of property, plant and equipment	76,570	-
Decrease in restricted cash	2,227,576	956,907
Installment payments for acquisition of Jinzhou Dongwoo	-	(400,000)
Net cash paid to acquire Jinzhou Hanhua	(3,042,676)	-
Net cash paid to acquire Jinzhou Karham	(703,712)	-

Net cash flows used in investing activities	$(4,389,327)	$(1,375,412)

Cash flows from financing activities
Repayment of bank loans	(6,095,280)	(7,977,971)
New bank loans	1,102,008	10,874,139

Net cash flows (used in) provided by financing activities	(4,993,272)	2,896,168

Effect of foreign currency translation on cash and cash equivalents	467,371	107,837

Net decrease in cash and cash equivalents	(8,127,374)	(2,138,397)

Cash and cash equivalents - beginning of period	26,102,993	8,203,699

Cash and cash equivalents - end of period	$17,975,619	$6,065,302

Supplemental disclosures for cash flow information:
Cash paid for:
Interest	$187,140	$222,702
Income taxes	$599,198	$416,161

For further information, please contact:

Yuechun Xie
Investor Relations Manager
Wonder Auto Technology, Inc.
Tel: +86-416-266-1186
Email: ycxie@watg.cn

Kevin Theiss
Investor Relations
The Global Consulting Group
Tel: +1-646-284-9409
Email: ktheiss@hfgcg.com

Stacy Dimakakos
Media Relations
The Global Consulting Group
Tel: +1-646-284-9417
Email: sdimakakos@hfgcg.com